SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 26, 2002

                              LIFECELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

      Delaware                       01-19890                   76-0172936
  (State Or Other                 (Commission                 (IRS Employer
  Jurisdiction Of                  File Number)              Identification No.)
  Incorporation)

                                One Millenium Way
                          Branchburg, New Jersey 08876
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (908) 947-1100

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

         99.1  Press release dated February 26, 2002.

Item 9.   Regulation FD Disclosure.

          On February 26, 2002, LifeCell Corporation (the "Company") released its fourth quarter and year end financial press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. The Company conducted its earnings conference call today at 10 a.m. to discuss these operating results and related matters. Replays of the conference call will be available through March 5, 2002 by dialing (888) 566-0175 and indicating access code LifeCell.


          A listen-only, live webcast of the conference call will be available at http://www.videonewswire.com/event.asp?id=3615. If you are unable to listen during the live webcast, the call will be archived on LifeCell's web site http://www.LifeCell.com/about/ through March 5, 2002.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LIFECELL CORPORATION

                                             By:/s/ Steven T. Sobieski
                                             -----------------------

                                             Steven T. Sobieski
                                             Chief Financial Officer

Date:    February 26, 2002

Exhibit 99.1

For Immediate Release

Contact: Steve Sobieski,
         Chief Financial Officer               Fern Lazar
         LIFECELL CORPORATION                  LAZAR PARTNERS
         Phone: 908-947-1100                   Phone: 212-867-1762
         E-mail: ssobieski@lifecell.com        E-mail: flazar@lazarpartners.com
           ----------------------

      LifeCell Reports Fourth Quarter and Full Year 2001 Financial Results Reports Record Product Revenues for 2001 and Fourth Quarter Net Income

BRANCHBURG, N.J., Feb. 26, 2002 - LifeCell Corporation (NASDAQ: LIFC), a leader in the development and commercialization of biological solutions to repair or replace the body's damaged tissue, today reported financial results for the fourth quarter and year ended December 31, 2001.

Highlights:

|X| 2001 product revenues of $26.6 million, a 25 percent increase over 2000 |X| First time net income in the fourth quarter of 2001
|X| A decrease in net loss to $2.1 million in 2001 from $7.1 million in 2000

Fourth Quarter 2001

The Company reported product revenue of $6.7 million for the fourth quarter of 2001, up 19 percent from $5.6 million for the same period in 2000. The increase in product revenues in the fourth quarter of 2001 was largely due to increased demand for the Company's AlloDerm(R) and Repliform(TM) products.

Net income for the fourth quarter rose to $102,000 compared to a net loss of $2.2 million in the fourth quarter of 2000. The improvement in net income was principally due to an increase in net contribution resulting from the increase in product revenue, improved efficiency in our tissue processing and reduced general and administrative expenses. At the same time, LifeCell was able to maintain its previous level of investment in research and development activities to fuel future growth of new products.

"Reaching profitability is an important milestone for LifeCell," said Paul Thomas, President and CEO of LifeCell. "We have turned our operating performance around, succeeded in our existing markets and are poised for substantial growth as we target the larger orthopedic and cardiovascular markets."

Full Year 2001 Results

Product revenues for the year increased 25 percent to $26.6 million from $21.3 million in 2000. The increase in product revenues in 2001 was largely due to increased demand for the Company's AlloDerm(R) and Repliform(TM) products.

Net loss reported for the year decreased to $2.1 million compared to a net loss of $7.1 million in 2000. The decrease in net loss was principally due to an increase in net contribution resulting from the increase in product revenue and a reduction in general and administrative expenses.

Conference Call

As previously reported, a conference call will be conducted by LifeCell management today, February 26, 2002 at 10:00 a.m. Eastern time to discuss these operating results and related matters. You may listen to the conference call by calling (800) 711-5301 and indicating access code: LifeCell. The conference call will be recorded and an automated playback of the conference call will be available through March 5, 2002 by dialing (888) 566-0175 and indicating access code LifeCell. A listen-only, live webcast of the conference call will be available at http://www.videonewswire.com/event.asp?id=3615. If you are unable to listen during the live webcast, the call will be archived on LifeCell's web site http://www.LifeCell.com/about/ through March 5, 2002.


About LifeCell

LifeCell is a leader in developing and marketing biologically based solutions for the repair and replacement of damaged or inadequate tissue in numerous different clinical applications. The Company's proprietary patented tissue matrix technology removes all cells from allograft tissue and preserves the tissue without damaging the essential biochemical and structural components necessary for normal tissue regeneration. LifeCell currently markets three human tissue based products: AlloDerm(R) for plastic reconstructive and burn procedures through LifeCell's direct sales force and for periodontal procedures through BioHorizons, Inc.; Cymetra(TM), a version of AlloDerm in particulate form for the correction of soft tissue defects, through LifeCell's direct sales force and a co-promotion agreement with OMP, Inc.; and Repliform(TM), a version of AlloDerm for urology and gynecology procedures, through a marketing and distribution agreement with Boston Scientific Corporation. The Company's development programs include the application of its tissue matrix technology to vascular, nerve and orthopedic tissue repair; investigation of human tissues as carriers for therapeutics; Thrombosol(TM), a formulation for extended storage of platelets and technologies to enhance the storage of red blood cells for transfusion.

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, such as our expectations for growth, product development and entry into target markets. Forward-looking statements represent management's judgment regarding future events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements due to a number of factors. These factors include the risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and other reports filed with the Securities and Exchange Commission.



                              LIFECELL CORPORATION
                              Financial Highlights
                                   (Unaudited)


Statement of Operations Data:                     Three Months Ended                                Year Ended
                                                   December 31,                                     December 31,
                                        -------------------------------------        ---------------------------------------
                                              2001                2000                      2001                2000
                                        -----------------   -----------------        ------------------- -------------------
Revenues:
     Product revenues                   $      6,671,000    $    5,586,000          $    26,560,000      $  21,330,000
     Research grant revenues                     222,000           273,000                1,209,000          1,442,000
                                        -----------------   -----------------        ------------------- -------------------
        Total revenues                         6,893,000         5,859,000               27,769,000         22,772,000
                                        -----------------   -----------------        ------------------- -------------------

Costs and Expenses:
     Cost of products sold                     2,060,000         2,156,000                8,862,000          6,949,000
     Research and development                  1,064,000         1,104,000                4,351,000          4,523,000
     General and administrative                  821,000         1,664,000                4,098,000          6,180,000
     Selling and marketing                     2,793,000         3,077,000               11,978,000         11,779,000
                                        -----------------    -----------------        ------------------- -------------------
      Total costs and expenses                 6,738,000         8,001,000               29,289,000         29,431,000
                                        -----------------    -----------------        ------------------- -------------------

Income (Loss) from Operations                    155,000        (2,142,000)              (1,520,000)        (6,659,000)

Interest and other expense, net                  (53,000)          (42,000)                (550,000)          (479,000)
                                        -----------------   -----------------        ------------------- -------------------
Net Income (Loss)                                102,000        (2,184,000)              (2,070,000)        (7,138,000)
Preferred  Stock and Deemed
Dividends (a)                                 (1,151,000)         (187,000)              (1,591,000)          (636,000)
                                        -----------------   -----------------        ------------------- -------------------
Net Loss Applicable to Common
Stockholders                                $ (1,049,000)     $ (2,371,000)          $  (3,661,000)      $  (7,774,000)
                                        =================   =================        =================== ===================
Loss per Common Share -
      Basic and Diluted                     $      (0.05)     $      (0.15)          $       (0.20)      $       (0.54)
                                        =================   =================        =================== ===================
Shares Used in Computing
      Loss per Common Share -
      Basic and Diluted                       19,964,000          16,001,000                18,240,000         14,372,000
                                        =================   =================        =================== ===================



                                                                                       December 31,         December 31,
Balance Sheet Data:                                                                        2001                 2000
                                                                                     -----------------   -------------------
Cash and cash equivalents
  and short-term investments                                                            $ 4,900,000     $     5,535,000
Working capital                                                                           8,851,000           5,330,000
Total assets                                                                             23,131,000          25,410,000
Common Stock, subject to redemption (b)                                                   1,935,000           3,885,000
Total stockholders' equity (b)                                                           14,833,000           8,904,000



(a) The Company recorded a deemed dividend resulting from the issuance of additional shares of common stock in November 2001 to one of its investors pursuant to the terms of an investment made in 1999.

(b) The 2000 stockholders' equity balance was revised to reclassify certain shares from stockholders' equity to common stock, subject to redemption.